UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 17, 2006

Oakley, Inc.
(Exact name of registrant as specified in its charter)

Washington	001-13848	95-3194947
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Icon
Foothill Ranch, California 92610
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (949) 951-0991

N/A
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]  Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On November 17, 2006, Oakley, Inc. (“Oakley”) and N2T, Inc., an Oregon corporation (“N2T”) owned by Jim Jannard, Chairman of the Board of Oakley, entered into an aircraft lease agreement (the “Lease Agreement”) wherein, effective January 30, 2006, Oakley agreed to pay to N2T, as consideration for the use by Oakley of a Bombardier Global Express XRS model BD-700-1A10 aircraft together with two installed Rolls Royce Deutschland BR700-710A2-20 engines (the “Aircraft”) for Oakley’s business purposes, a base annual rent of $90,000 per year, an additional monthly rent of $7,955 per month, subject to offsets for Unreimbursed Aircraft Expenses (as such term is defined in the Lease Agreement) and Reimbursable Expenses (as such term is defined in the Lease Agreement). Oakley has agreed to pay all property taxes, tolls, license fees or assessments and landing fees that may be levied or assessed by any government against the Aircraft or use thereof, in each case to the extent attributable to the period of the term of the Lease Agreement, and any rental, sales or use tax that may be imposed on or with respect to the amount of the Rent to be paid under the Lease Agreement.

The term of the Lease Agreement is for one year from January 30, 2006, the date upon which the Aircraft was delivered by N2T to Oakley, and shall automatically be renewed for successive one year terms, unless either party, for any reason, provides a written notice to the other party sixty (60) days before the end of the then current term that the Lease Agreement will not be renewed. The term and the Lease Agreement may be terminated by either party at any time, for any reason, upon a prior sixty (60) day written notice to the other party.

In addition, on November 17, 2006, Oakley and N2T terminated, by mutual agreement effective as of January 30, 2006 (the “Termination Agreement”), the existing aircraft lease agreement, dated as of December 18, 2003, between Oakley and N2T, as amended from time to time by certain amendments thereto (the “Existing Lease Agreement”). The Existing Lease Agreement would otherwise have expired on December 31, 2007. On or after January 30, 2006, any provision or matter relating to the lease of the Aircraft, including, but not limited to, rent payments and aircraft expenses shall be resolved, calculated or adjusted in accordance with the provisions under the Lease Agreement.

The above summaries of the Lease Agreement and the Termination Agreement are qualified in their entirety by reference to the Lease Agreement and the Termination Agreement, respectively, which are attached hereto as Exhibits 10.1 and 10.2, respectively, and incorporated herein by reference.

Item 1.02 Termination of a Material Definitive Agreement

The information in Item 1.01 of this Current Report on Form 8-K is hereby incorporated into this Item 1.02 by reference.

Item 9.01.  Financial Statements and Exhibits.

(d)	Exhibits:

Exhibit Number	Description

10.1	Lease Agreement, effective as of January 30, 2006, between N2T, Inc. and Oakley, Inc., executed on November 17, 2006.
10.2	Termination Agreement, effective as of January 30, 2006, between N2T, Inc. and Oakley, Inc., executed on November 17, 2006.

 SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

OAKLEY, INC.
Date: November 21, 2006	By:	/s/ Cosmas N. Lykos Name: Cosmas N. Lykos Title: Vice President of Business Development, Secretary

Exhibit Index

Exhibit No.	Description

10.1	Lease Agreement, effective as of January 30, 2006, between N2T, Inc. and Oakley, Inc., executed on November 17, 2006.
10.2	Termination Agreement, effective as of January 30, 2006, between N2T, Inc. and Oakley, Inc., executed on November 17, 2006.